Exhibit 5.1

12670 High Bluff Drive
San Diego, California 92130
Tel: +1.858.523.5400 Fax: +1.858.523.5450
www.lw.com

FIRM / AFFILIATE OFFICES
	Barcelona	Moscow
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
	Chicago	Riyadh
September 12, 2017	Dubai	Rome
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

PDL BioPharma, Inc. 932 Southwood Boulevard Incline Village, Nevada 89351

Re: Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as special counsel to PDL BioPharma, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of an aggregate of 1,201,200 shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of which 961,000 Shares are issuable pursuant to that certain Nonstatutory Inducement Stock Option Grant Notice and Nonstatutory Inducement Stock Option Agreement dated September 11, 2017, between the Company and Dominique Monnet (the “Inducement Option Agreement”), and 240,200 Shares will be issuable pursuant to that certain Inducement Restricted Stock Grant Notice and Inducement Restricted Stock Agreement to be dated September 12, 2017, between the Company and Dominique Monnet (the “Inducement Restricted Stock Agreement,” and together with the Inducement Option Agreement, the “Inducement Agreements”). The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on September 12, 2017 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issue of the Shares.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein only as to the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and we express no opinion with respect to any other laws.
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipient, or certificates representing the Shares (in the form of the specimen certificate incorporated by reference as an exhibit to the Company’s most recent Annual Report on Form 10-K) have been manually signed by an authorized officer of the transfer agent and registrar therefor, and when the Shares have been issued by the Company for legal consideration in excess of par value in the circumstances contemplated by the Inducement Agreements, assuming in each case that the grants or awards under the Inducement Agreements are duly authorized by all necessary corporate action and exercised in accordance with the requirements of law, corporate action approving such grants or awards and the applicable Inducement Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,

/s/ LATHAM & WATKINS LLP